Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-207519) on Form S-3D of our report dated March 11, 2026, with respect to the consolidated financial statements and the related notes, and financial statement schedule III of Inland Real Estate Income Trust, Inc.

/s/ KPMG LLP

Chicago, Illinois

March 11, 2026